Exhibit 99.1

Ideanomics, Inc. Reports Q2 2021 Financial Results

•	Revenues for the quarter ended June 30, 2021, was $33.2 million and gross profit of $9.3 million
•	$396 million cash at quarter end providing a deep pool of capital for investment in our Ideanomics Mobility & Capital business units
•	Ideanomics has the only made in America EV tractor in the market at this time
•	US Hybrid relocates to new, larger, Headquarters to accommodate the expected commercial demand
•	Ideanomics Capital and Ideanomics Mobility teams began working together, changing the business model for our customers from the CapEx to OpEx line, including VaaS, CaaS and Energy as a service (EaaS)
•	WAVE announces adoption of its inductive wireless charging system by Twin Transit Authority in Washington
•	Ideanomics positions to WAVE to become the "Charger of Choice"
•	Dr. Abas Goodarzi, Ideanomics Chief Scientist, Receives IEEE PELS Vehicle and Transportation Systems Achievement Award
•	Ideanomics is executing on one of the most compelling, vertically integrated, offerings in the EV sector.

New York, NY August 16, 2021/PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a global company focused on driving the adoption of commercial electric vehicles and associated energy services, announced today its second quarter 2021 operating results for the period ended June 30, 2021 (a full copy of the Company's quarterly 10-Q report is available at www.sec.gov).

Conference Call: Ideanomics' management, including Alf Poor (Chief Executive Officer), Conor McCarthy (Chief Financial Officer), Kristen Helsel (Chief Revenue Officer) and Tony Sklar (SVP of Investor Relations), will host live an earnings release conference call at 4:30 pm ET, Monday, August 16, 2021. Time permitting, Ideanomics management will answer questions during the live Q&A session. A replay of the earnings call will be available soon after the conclusion of the event.

To join the webcast, please visit the 'Events & Presentations' section of the Ideanomics corporate website (http://www.ideanomics.com/), or copy/paste this link:

https://78449.themediaframe.com/dataconf/productusers/ssc/mediaframe/45816/indexl.html

"Ideanomics is executing on what we believe is one of the most compelling, vertically integrated, offerings in the EV sector.” said Alf Poor, CEO of Ideanomics. "We have best-in-class, leading technologies, with the talent to leverage our presence in the most significant global markets.”

Selected Business Updates and Highlights

•	People
o	Kristen Helsel joins as Chief Revenue Officer
o	Dr. Abas Goodarzi joins as Chief Scientist via US Hybrid acquisition

•	Significant Deals
o	WAVE’s inductive chargers to power Twin Transit Authority in WA State
o	Treeletrik signs deal to supply 200,000 E-Motorbikes to Indonesia

•	Technology & Product
o	US Hybrid acquisition – Hydrogen Fuel Cells, Vehicle Integration, DC DC and other components
o	Solectrac acquisition – EV tractor with battery swapping

Ideanomics Second Quarter 2021 Operating Results

Revenue for the quarter was $33.2 million which represents the sixth consecutive quarter of growth demonstrating the increasing strength of Ideanomics' business. This quarter includes the first revenues from US Hybrid and Solectrac. Both of these businesses were acquired late in the second quarter and consequently their financial results are only included from the date of acquisition. Revenue from Electric Vehicles was $6.1 million up from $0.7 million in the second quarter of 2020. Revenue from charging, batteries and powertrains was $2.7 million, there were no revenues in this category in the corresponding quarter in 2020.

Gross Profit

Gross profit for the second quarter was $9.3 million which represented a Gross Margin of 28%. Gross profit for the second quarter of 2020 was $0.3 million.

About Ideanomics

Ideanomics is a global company focused on the convergence of financial services and industries experiencing technological disruption. The Ideanomics Mobility division is a service provider which facilitates the adoption of electric vehicles by commercial fleet operators through offering vehicle procurement, finance and leasing, and energy management solutions under an innovative sales to financing to charging (S2F2C) business model. Ideanomics Capital is focused on disruptive fintech solutions for the financial services industry. Together, Ideanomics Mobility and Ideanomics Capital provide global customers and partners with leading technologies and services designed to improve transparency, efficiency, and accountability, and offer shareholders the opportunity to participate in high-potential growth industries.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Ideanomics,Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116 New York, NY 10018.

Email: ir@ideanomics.com

Jeremy Ertl

Skyya for Ideanomics

507-458-9404

jeremy@skyya.com

IDEANOMICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (USD in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue from sales of products (including from a related party of $1, $7, $2 and $7 for the three and six months ended June 30, 2021 and 2020, respectively)	$7,410	$4,585	$11,957	$4,588
Revenue from sales of services	25,807	107	53,969	482
Total revenue	33,217	4,692	65,926	5,070
Cost of revenue from sales of products (including from a related party of $4 ,$2, $11 and $2 for the three and six months ended June 30, 2021 and 2020, respectively)	6,591	4,323	10,945	4,325
Cost of revenue from sales of services	17,325	114	34,838	446
Total cost of revenue	23,916	4,437	45,783	4,771
Gross profit	9,301	255	20,143	299

Operating expenses:
Selling, general and administrative expenses	13,076	6,725	25,081	12,552
Research and development expense	235	—	245	—
Professional fees	7,439	2,372	12,607	4,128
Impairment losses	—	6,200	—	7,088
Change in fair value of contingent consideration, net	(2,402)	746	(1,907)	1,279
Litigation settlement	—	—	5,000	—
Depreciation and amortization	1,635	481	2,763	957
Total operating expenses	19,983	16,524	43,789	26,004

Loss from operations	(10,682)	(16,269)	(23,646)	(25,705)

Interest and other income (expense):
Interest expense, net	(563)	(8,890)	(980)	(12,047)
Equity in loss of equity method investees	(358)	(12)	(417)	(15)
Loss on disposal of subsidiaries, net	(1,234)	—	(1,446)	—
Conversion expense	—	(2,266)	—	(2,266)
Gain on remeasurement of investment	2,915	—	2,915	—
Other income (expense, net)	990	1,015	988	989
Loss before income taxes and non-controlling interest	(8,932)	(26,422)	(22,586)	(39,044)

Income tax benefit (expense)	(1,061)	—	11,855	—

Net loss	(9,993)	(26,422)	(10,731)	(39,044)

Deemed dividend related to warrant repricing	—	(184)	—	(184)

Net loss attributable to common shareholders	(9,993)	(26,606)	(10,731)	(39,228)

Net loss attributable to non-controlling interest	203	28	367	300

Net loss attributable to IDEX common shareholders	$(9,790)	$(26,578)	$(10,364)	$(38,928)

Earnings (loss) per share
Basic	$(0.02)	$(0.15)	$(0.03)	$(0.23)
Diluted	$(0.02)	$(0.15)	(0.03)	$(0.23)

Weighted average shares outstanding:
Basic	433,098,279	180,034,278	412,230,966	168,946,960
Diluted	433,098,279	180,034,278	412,230,966	168,946,960

IDEANOMICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (USD in thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$395,642	$165,764
Accounts receivable, net	4,039	7,400
Available-for-sale security	15,360	—
Inventory	3,573	—
Prepaid expenses	12,069	2,629
Amount due from related parties	294	240
Other current assets	1,291	3,726
Held for sale assets (Fintech Village)	7,068	—
Total current assets	439,336	179,759
Property and equipment, net	1,058	330
Fintech Village	—	7,250
Intangible assets, net	107,352	29,705
Goodwill	104,193	1,165
Long-term investments	32,457	8,570
Operating lease right of use assets	12,423	7,117
Other non-current assets	1,232	516
Total assets	$698,051	$234,412

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities
Accounts payable	$8,456	$5,057
Deferred revenue	1,707	1,129
Accrued salaries	5,710	1,750
Amount due to related parties	1,111	882
Other current liabilities	8,210	1,920
Current portion of operating lease liabilities	1,940	430
Current contingent consideration	11,712	1,325
Promissory note-short term	1,228	568
Convertible promissory note due to third parties	81,244	—
Asset retirement obligations	4,653	—
Total current liabilities	125,971	13,061
Asset retirement obligations	—	4,653
Deferred tax liabilities	2,971	—
Operating lease liability-long term	10,530	6,759
Non-current contingent consideration	4,637	7,635
Other long-term liabilities	1,284	535
Total liabilities	145,393	32,643
Commitments and contingencies (Note 18)
Convertible redeemable preferred stock and Redeemable non-controlling interest:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of June 30, 2021 and December 31, 2020	1,262	1,262
Redeemable non-controlling interest	7,716	7,485
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 466,354,487 shares and 344,906,295 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	466	345
Additional paid-in capital	894,285	531,866
Accumulated deficit	(357,245)	(346,883)
Accumulated other comprehensive income	730	1,256
Total IDEX shareholder’s equity	538,236	186,584
Non-controlling interest	5,444	6,438
Total equity	543,680	193,022
Total liabilities, convertible redeemable preferred stock, redeemable non-controlling interest and equity	$698,051	$234,412